AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q2 2021 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: AUGUST 05, 2021 / 2:00PM GMT

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Sturm, Ruger Second Quarter 2021 Earnings Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions). I would now like to hand the conference over to your host today, Chris Killoy, President and Chief Executive Officer. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. Good morning, and welcome to the Sturm, Ruger & Company Second Quarter 2021 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the second quarter 2021 financial results, and then I will discuss our operations and the state of the market. After that, we'll go to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited, to the company's reports on Form 10-K for the year ended December 31, 2020, and of course, on the Form 10-Q for the second quarter 2021, which we filed last night. Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2020, and our Form 10-Q for the second quarter of 2021, both of which are posted on our website in the Investor Relations section. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss the company's second quarter 2021 results. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Chris. For the second quarter of 2021, net sales were $200.1 million and diluted earnings were $2.50 per share. For the comparable prior year period, net sales were $130.3 million and diluted earnings were $1.05 per share. For the first 6 months of 2021, net sales were $384.4 million and diluted earnings were $4.66 per share. For the corresponding period in 2020, net sales were $253.9 million and diluted earnings were $1.91 per share. The substantial increase in profitability for the second quarter was attributable to the increase in sales and production, resulting in favorable leveraging of fixed costs including depreciation, engineering and other indirect labor expenses, a significant reduction in sales promotional activities and improved labor efficiencies.

Not surprisingly, our strong financial results yielded robust cash generation. During the first half of 2021, we generated $76.2 million of cash from operations. We reinvested $11.5 million of that back into the company in the form of capital expenditures. We estimate that 2021 capital expenditures will be approximately $20 million predominantly related to new product development. Our ability to shift manufacturing equipment between cells and between facilities improves overall utilization and allows for reduced capital investment.

Our balance sheet at July 3, 2021, remains rock solid. Our cash and short-term investments, which are invested in UST bills, totaled $173.6 million. Our current ratio was 3.7:1, and we had no debt. Our stockholders' equity was $319.1 million, which equates to a book value of $18.14 per share, of which $9.86 per share was cash and short-term investments. Our shareholders continue to share in our success in a direct and timely manner. In the first month -- in the first 6 months of 2021, we returned $27.6 million to our shareholders through the payment of dividends. Our Board of Directors declared a $1 per share quarterly dividend for shareholders of record as of August 16, 2021, payable on August 27, 2021. Upon receiving the $1 quarterly dividend, shareholders will have received over $2.50 of dividends per share thus far in 2021.

As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter-to-quarter. That's the financial update for the second quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Thanks to our team of over 1,900 hard-working folks in our Ruger manufacturing facilities in New Hampshire, Arizona, North Carolina and Missouri. The second quarter of 2021 marked the seventh consecutive quarter of meaningful growth in sales, profitability and virtually every financial and operating metric despite the challenges posed by the COVID-19 pandemic. Demand for our products has remained strong. The estimated unit sell-through of the company's products from the independent distributors to retailers increased 13% in the first half of '21 compared to the prior year period. For the same period, the National Instant Criminal Background Check System background checks, as adjusted by the National Shooting Sports Foundation, commonly referred to as NICS checks, decreased 5%. The increase in the sell-through of the company's products compared favorably to the decrease in adjusted NICS background checks and may be attributable to the following: strong consumer demand for Ruger products, increases in production for each of the past 7 quarters and the introduction of new products that have been met with strong consumer demand.

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

New product development remains among our highest priorities. On the heels of the successful MAX-9 pistol launch earlier this year, we introduced the Ruger LCP MAX, a 380 Auto pistol in June. This is the latest offering from the Ruger LCP family, which has set the standard for personal protection pistols for over a decade. The LCP MAX joins an impressive roster of products that were introduced in the past 2 years. These include the extremely popular Ruger-57 Pistol, which is awarded the 2020 Caliber Award for best overall new product by the Professional Outdoor Media Association in conjunction with the NASGW. The LCP II in .22 Long rifle, which is based on the venerable LCP platforms and utilizes our Lite Rack system for easier slide manipulation and reduced recoil. The Wrangler revolver, our latest take on the classic single-action revolver, which shows no signs of slowing down and the MAX-9 pistol, a versatile 9-millimeter pistol that has been met with tremendous excitement.

In the first half of 2021, new product sales represented $78 million or 22% of firearm sales compared to $48 million or 21% of firearm sales in the first half of 2020. As a reminder, derivatives and product line extensions of mature product families are not included in our product sales -- new product sales calculation. Nonetheless, they are valuable additions to the Ruger catalog of products and are greatly appreciated by distributors, retailers and our loyal Ruger consumers.

We look forward to the return of Marlin lever action rifles, which we plan to begin shipping in the fourth quarter. If you're interested in following our progress with the Marlin product line, check out Marlin firearms on Facebook or Instagram. We have been delighted with the overwhelming interest and support that we have received from Marlin fans.

Since March of 2020, our workforce has been strengthened by approximately 400 folks, an increase of 25%, and our quarterly unit production has increased by over 200,000 units or 58%. This outsized growth in production is indicative of our labor efficiency gains. And despite the growth in our output at the end of the second quarter of 2021, our finished goods inventory and distributor inventories of Ruger products were 160,000 units lower than they were at the end of the first quarter of 2020. The last time these inventories were at what we would consider normal or expected pre-COVID-19 levels. Since the onset of COVID-19 in March of 2020, we remain proactive in maintaining the health and safety of our employees and mitigating its impact on our business, by providing all hourly employees with an additional 2 weeks of paid time off in 2020 and an additional week in 2021, providing cash and other incentives for employees to become fully vaccinated, holding multiple on-site COVID-19 vaccination clinics at our manufacturing facilities, reducing hiring in early 2020 to help maintain the health and safety of employees and the cleanliness of our facilities, encouraging employees to continue to work remotely wherever possible and maintaining social distancing throughout each manufacturing facility, including in every manufacturing cell, confidentially communicating with and assisting employees with potential health issues through our dedicated facility nurses, restricting visitor access to minimize the introduction of new people to the factory environment, implementing additional cleaning, sanitizing and improved ventilation and other health and safety processes to maintain a clean and safe workplace, providing all employees with multiple face mask coverings and other personal protective equipment and currently mandating their use by unvaccinated and at-risk individuals at all times in our facilities and issuing periodic guidance and reminders to all associates to encourage them to engage in safe and responsible behaviors.

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

With the United States once again seeing a rise in COVID-19 cases and positivity rates, we remain vigilant and are proactively adjusting our plan accordingly to keep our associates healthy and safe and to minimize any disruption to our business. We estimate that COVID-related costs will total approximately $1.5 million in 2021. Included in this estimate is a $200 bonus for every employee who becomes fully vaccinated. Our financial strength, evidenced by our debt-free balance sheet provides financial security and flexibility as we manage through challenges like COVID-19 and remain focused on the long-term goals and creation of shareholder value. Those were the highlights of the second quarter of 2021. Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from the line of Ryan Meyers with Lake Street Capital.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

First one for me, it was nice to see the production increase throughout the quarter. How are you guys kind of evaluating this throughout the rest of the year? And then into next year at some point when you think that the backlog starts to tick down, how are you thinking about adding production as the year progresses?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Ryan. As you know, we don't give forward-looking guidance, but I would tell you that our SIOP process, the sales inventory and operations planning, we go through that every 2 weeks. We look at every single product line. We look at inventory at Ruger, inventory at our wholesalers and the sell-through from our wholesalers to retailer. And I think the key is going to be continuing those meetings every other week, keeping track of each product line, watching our flow and frankly watching the flow of inventory into our distributors regardless of whether it's Ruger inventory or competitors.

So that process won't change. We're very flexible as far as our ability to moderate our production levels. Hiring certainly has an impact on our ability to ramp up quickly. But in terms of flexibility, the folks in our factories have demonstrated enormous flexibility within those model lines to vary -- the individual models and SKUs to meet what's needed for our distributors. So I'm very confident we'll be able to adapt to whatever the market throws us.

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

All right. That's helpful. And then it looked like your -- the G&A expense was quite a bit lower than what we had expected and actually provided quite a bit of leverage in the model. So do you guys think you can keep the G&A at this level? Or would you expect it to pick up in the second half of the year?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I believe, Ryan, it's up in actual dollars this quarter, but nothing out of the ordinary there.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

Okay. And then looking at input prices, are you guys seeing pressure anywhere? And then do you think that you can have the ability to take on price increases as you see those pressures kind of like you did last year around October?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question, Ryan. We are seeing, as most manufacturers in the U.S. are seeing upward pressure on commodities and our supply chain prices from our vendors as they deal with both COVID-19 and supply chain shortages. We did take a 3% price increase, as you noted last October. We also took one this June, mid-June. Just a few weeks ago, we implemented a 3% across-the-board price increase that went into effect. And that goes into effect in Ruger's case, on everything that begins shipping out the door. The only thing we price protect are prepaid orders and law enforcement orders that are already booked with.

Operator

Our next question comes from the line of Ryan Hamilton with Morgan Dempsey Capital Management.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Congrats on another record quarter. Kind of circling back to the labor question. As you ramp up production for Marlin as you're getting ready to ship out in the fourth quarter, are you seeing any constraints there? Or have you already been building sizable inventory?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, in the case of Marlin, we're really starting from scratch. We inherited -- we -- or in our purchase, we got some -- the machinery, some work in process, some raw materials, some parts. But really, we needed to stand up that line down in our facility in Mayodan, North Carolina. And the team down there has done a phenomenal job, and we're going through that line part by part, gun by gun. And so there's -- with still a lot of work ahead of us. So we're really working through that process.

And we'll be -- the guns we'll be making in shipping in fourth quarter will be parts and -- basically parts and materials that we've made in our line, not things that we necessarily inherited or picked up in the sale. We're very excited about it. It's been going great. We've got a great team of folks down in Mayodan. And frankly, what's been very exciting for me personally is watching the level of effort that's been expected by -- extended by our other factories, Newport and Prescott, Arizona, helping with the launch down in Mayodan. We've got teams of engineers in the other 2 facilities working on small parts, working on wood stocks, things like that. And all of that's going to combine, I think, to a great relaunch of Marlin in the fourth quarter.

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

And you're going to -- you'll be shipping completed rifles in the fourth quarter as well, right, not just parts and accessories and whatnot?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, absolutely. We'll be -- we'll have completed rifles. It will be a limited offering. Initially, we'll start with the model 1895, 1894 and the 336. Certainly not every single model and every single SKU that our customers are looking for. So it will take us a while to bring all of Marlin back to its full glory. But we're excited about it. And again, the focus is on those centerfire lever action SKUs in the beginning, and the team has been doing a great job on that.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Well, sometimes scarcity can drive demand. So I think that's a good plan. Refresh my memory on Marlin, those new products will be classified under your new product definition?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Absolutely. They're -- again, since -- they were around for a long time in their former lives, but they're certainly brand new to Ruger and the amount of effort going into that is, frankly, a little bit staggering. I mean the team has been doing a fantastic job when you think about standing up supply chain, going through part by part, making sure every machine is up to snuff. Lots of work that needed to be done. And I think you may have heard me on a previous call, we talked about over 100 tractor trailer loads of machinery equipment, work in process and parts coming our way. And so it's been a big task, big undertaking down in Mayodan.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

You guys are phenomenal operator, so kudos there. And I know you don't normally break this out, but when you're looking at new products and margins, are you seeing something -- with newer products, do you usually demand a higher margin or -- versus legacy margins? Could you kind of maybe touch on that a little bit. I know it's product dependent between rifle and pistols and whatnot. But could you maybe just touch on that a little bit and maybe what we can expect from a margin profile for Marlin products?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think it's probably hard to say at this point. I mean, one of the things you're seeing right now is, I think we talked about in the earnings release, when we have these production levels that we're currently at, we're covering a lot of fixed costs, and that obviously has a very positive effect on gross margin. When we consider new products what we're looking for is a very disciplined approach to maintaining a cost target as far as coming in where we need to in terms of building the product and then evaluating where that particular product fits in the marketplace, looking at the competition, looking at the number of competitors, looking at those existing price points. And some things are -- have more flexibility than others.

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

Certain categories, obviously, are very crowded. Others we're trying to hit a very specific price point. A good example is the Wrangler, which we launched 1.5 years or so back. The Wrangler revolvers to be successful really needed to hit a specific price point in the marketplace. And so sometimes that can drive our approach to manufacturing processes. And really, that's one of the things we look at in that new product development process is what's our opportunities, based on the landscape of the market, the competitors, prevailing price points and where we think we can go with the features and benefits package to try to outperform the competition as best we can.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

That makes sense. One more for me and then I'll get back in line. Can you touch a little bit on the accessories business, what you're seeing there? Any issues maybe filling orders because of strong demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, accessories have been very strong, both the accessories we ship out through our 2-step distribution wholesalers, as well as our own ShopRuger results have been very strong for us. And as firearm sales increased demand for accessories, particularly things like magazines, that increase was evident throughout Q1 and Q2. So that was part of the strong performance of our accessories division. I think the accessories world tends to ebb and flow a little bit with firearms, sometimes it lags it a little bit. But the folks did a great job capitalizing on that demand in Q2. That's for sure.

Operator

(Operator Instructions) We do have a follow-up question from the line of Ryan Hamilton with Morgan Dempsey Capital Management.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

So short line, I guess.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

That's what I was going to say, Ryan, you're right back in.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

I know I touched on this a lot over the past couple of quarters. And maybe you could touch a little bit on the ammunition component. From what I've been seeing is it's becoming available while it's still expensive. Are you seeing -- is that helping sales at all? Or is that still kind of a question mark in your view?

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think, as you noted, in recent weeks, it certainly seems to be coming somewhat more available than it was a year or so ago. We saw real shortages out there. But again, I know in speaking with my counterparts and all the ammunition manufacturers, they work around the clock to keep up with demand. So it's certainly not a question of lack of effort on their part. I think the demand -- combination of increased demand as people perhaps bought and put away some of that ammo and then all the new shooters we got, when we look at those numbers from the National Shooting Sports Foundation of, 8 million to 12 million potential new shooters, that's also spurred that increased demand.

And I think between those new shooters coming in, the resumption of ammunition production in the Remington facilities now operated by Vista, I think all of that probably is -- is probably getting us closer back to normal in the ammunition world, but we've still got a long way to go. I still get -- I hear from consumers who say they can't find ammo. So I think it's probably a mixed bag out there depending on where you are. But I think the key thing as good stewards of the firearms business is we want to make sure that those new shooters who did buy guns in the past year or 18 months, have that -- have access to that ammunition so they can get out to the range and enjoy their firearms and become lifelong users of firearms, not just one and done purchases. We'd like to see them stay with Ruger, of course, but most importantly, stay with safe and responsible ownership of firearms in the future.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

No, that's good color. You touched a little bit on new shooters. Are you getting a feel at all that women are still entering this field quite a bit as far as buying first-time gun owners or buying a second or third gun or concealed carry. Are you still seeing strong demand from new women shooters?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Absolutely. We're definitely seeing many more female shooters coming into the marketplace. We're seeing a much more diverse crowd at the firearms retail counter, and we think that bodes well for us long term. I think that's great to see more women shooters in our ranks. We're trying to make sure that we've got firearm products oriented towards the females that are going to pick them up and use them. And we're going to continue to keep going after that part of the market as well.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

One more for me. I was looking -- just looking through my notes here. You've got -- you said headcount was at about 1,900 hard-working employees, which I couldn't agree more. Where do you see that roughly if you could have whatever you wanted. By the end of the year, where would you say that number should be?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean that's still a ways out. Obviously, we're -- that's 5 or 6 months out to the end of the year. Right now, I would tell you, we've got the help wanted sign out in all of our facilities. Every one of our manufacturing facilities has the help wanted sign out there. Normal attrition eats at that number every day. So between normal attrition and ramping up some of those new product lines, we've got new products that are -- you look at like our Prescott, Arizona factory, they've got the MAX 9. They're still growing that line as well as working on shipping out the Ruger-57 pistols. New Hampshire, we've got a couple of exciting new products teed up in that factory. And then, of course, Mayodan, North Carolina, where we have the Marlin line coming into being, again, lots going on there and all 3 of them have to help wanted sign out. And if anyone is interested, go to our website, ruger.com/careers, and it's got the positions listed there. I'll put in my free plug for hiring some folks

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AUGUST 05, 2021 / 2:00PM GMT, Q2 2021 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

And I've been to your Mayodan facility, it's magnificent. So yes, I would definitely second that.

Operator

There are no further questions. I will now turn the call over to Chris Killoy for closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, operator. In closing, I would like to thank you for your continued interest in Ruger. And I would like to thank the more than 1,900 members of the Ruger team that continue to work together to exceed our expectations and to drive outstanding financial results. Finally, I would like to note that this month of August is National Shooting Sports month, a time for all Americans to celebrate and enjoy the shooting sports with friends, family and newcomers, they want to introduce to these lifelong activities. Visit letsgoshooting.org to learn more about how you can celebrate National Shooting Sports Month this August. Thank you.

Operator

Ladies and gentlemen, this concludes today's conference call. Thank you for your participation. You may now disconnect.

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